As filed with the Securities and Exchange Commission on August 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NANO DIMENSION LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Ilan Ramon, Ness Ziona, 7403635 Israel

(Address of Principal Executive Offices)

Nano Dimension Ltd. Employee Stock Option Plan (2015)

(Full title of the plan)

Nano Dimension USA Inc.

6413 Congress Avenue 110, Boca Raton, FL 33499

Tel: (408) 824-8242 (Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Oded Har-Even, Esq. David Huberman, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212)-660-3000	Reut Alfiah Sullivan & Worcester Israel (Har-Even & Co.) HaArba’a Towers - 28 HaArba’a St. North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972 74-758-0480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares (1)	5,063		$16.46	(3)	$83,342.58	$10.82
Ordinary Shares (1)	5,000		$99.21	(3)	$496,050	$64.39
Ordinary Shares (1)	2,500		$50.41	(3)	$126,025	$16.36
Ordinary Shares (1)	5,500		$14.90	(3)	$81,950	$10.64
Ordinary Shares (1)	3,563		$22.63	(3)	$80,630.69	$10.47
Ordinary Shares (1)	1,000		$22.19	(3)	$22,190	$2.88
Ordinary Shares (1)	9,244		$20.72	(3)	$191,535.68	$24.86
Ordinary Shares (1)	4,108		$9.74	(3)	$40,011.92	$5.19
Ordinary Shares (1)	1,287,710		$0.00	(3)	$0.00	$0.00
Ordinary Shares (1)	90,567		$8.13	(3)	$736,309.71	$95.57
Ordinary Shares (1)	22,920		$7.58	(3)	$173,733.60	$22.55
Ordinary Shares (1)	4,777,000		$0.70	(3)	$3,343,900	$434.04
Ordinary Shares (1)	5,748,185	(4)	$1.74	(5)	$10,001,841.31	$1,298.24
Total	11,962,360		N/A		$15,377,520.49	$1,996.01

(1)	American Depository Shares, or ADSs, evidenced by American Depository Receipts, or ADRs, issuable upon deposit of Ordinary Shares, par value NIS 5.00 per share, of Nano Dimension Ltd., are registered on a separate Registration Statement on Form F-6 (File No. 333- 230728). Each ADS represents one (1) Ordinary Share.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)	Computed in accordance with Rule 457(h) promulgated under the Securities Act based on the exercise price of the options underlying the Ordinary Shares. When initially set in New Israeli Shekels, or NIS, the amount is translated (solely for the purpose of calculating the registration fee) using the rate of NIS 3.402 to US $1.00, the representative rate of exchange as of August 24, 2020 as published by the Bank of Israel.

(4)	Represents Ordinary Shares reserved for issuance upon the exercise of options that may be granted under the plan to which this Registration Statement relates.

(5)	The fee is based on the number of Ordinary Shares which may be issued under the plan to which this Registration Statement relates and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of an ADS as reported on the Nasdaq Capital Market on August 24, 2020.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8, or the Registration Statement, is to register 11,962,360 additional Ordinary Shares of Nano Dimension Ltd., or the Registrant or the Company, reserved for issuance under the Nano Dimension Ltd. Employee Stock Option Plan (2015), or the Plan, which are in addition to the 157,247 Ordinary Shares (after giving effect to a 1-50 reverse share split on June 29, 2020) under the Plan registered on the Company’s Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission, or the Commission, on November 9, 2016 (Commission File No. 333-214520), or the Prior Registration Statement.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Item 3 and Item 8 of Part II of the Prior Registration Statement, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 10, 2020;

(b)	The Registrant’s Reports on Form 6-K furnished to the Commission on March 11, 2020 (with respect to the second paragraph and the sections titled “Corporate Updates,” “Fourth Quarter 2019 Financial Results,” “Full Year 2019 Financial Results,” “Balance Sheet Highlights,” “Forward-Looking Statements,” and the IFRS financial statements in the press release attached as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4), April 10, 2020 (with respect to the first paragraph and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 13, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 14, 2020 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 15, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 16, 2020 (with respect to the first, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 16, 2020, April 20, 2020 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements,” in the press release attached as Exhibit 99.1, and the first two paragraphs and the section titled “Forward-Looking Statements,” in the press release attached as Exhibit 99.2), April 22, 2020, April 23, 2020, April 28, 2020 (with respect to the press release attached as Exhibit 99.1), May 1, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 7, 2020 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 14, 2020 (with respect to the first three paragraphs and the sections titled “First Quarter 2020 Financial Results,” “Balance Sheet Highlights,” and “Forward-Looking Statements” and the IFRS financial statements in the press release attached as Exhibit 99.1), May 14, 2020, May 19, 2020 (with respect to the first, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 20, 2020, June 2, 2020, June 15, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), June 16, 2020, June 23, 2020 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), July 7, 2020, July 9, 2020 (with respect to the first and third paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), August 5, 2020 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), and August 13, 2020 (with respect to the first two paragraphs, the sections titled “Second Quarter 2020 Financial Results,” “Six Months Ended June 30, 2020 Financial Results,” “Balance Sheet Highlights,” and “Forward-Looking Statements,” and the IFRS financial statements in the press release attached as Exhibit 99.1); and

(c)	The description of the Registrant’s Ordinary Shares and ADSs contained in the Registrant’s Registration Statement on Form 20-F filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, on October 20, 2015 (File No. 001-37600), as amended by Exhibit 2.D to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2019, and including any further amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Association of Nano Dimension Ltd., filed as exhibit 99.1 to Form 6-K filed on July 7, 2020, and incorporated herein by reference

5.1	Opinion of Sullivan & Worcester Israel (Har-Even & Co.)

23.1	Consent of Somekh Chaikin, member firm of KPMG International, Independent Registered Public Accounting Firm.

23.2	Consent of Sullivan & Worcester Israel (Har-Even & Co.) (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on signature page)

99.1	Nano Dimension Ltd. Employee Stock Option Plan (2015), filed as Exhibit 99.1 to Form 6-K filed on June 10, 2019, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ness Ziona, State of Israel, on August 26, 2020.

NANO DIMENSION LTD.

By:	/s/ Yael Sandler
Name: Yael Sandler
Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Nano Dimension Ltd., hereby severally constitute and appoint Yoav Stern and Yael Sandler, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yoav Stern	Chief Executive Officer and Director	August 26, 2020
Yoav Stern	(principal executive officer)

/s/ Yael Sandler	Chief Financial Officer	August 26, 2020
Yael Sandler	(principal financial officer and principal accounting officer)

/s/ Ofir Baharav	Chairman of the Board	August 26, 2020
Ofir Baharav

/s/ Simon Anthony-Fried	Director	August 26, 2020
Simon Anthony-Fried

/s/ Amit Dror	Director	August 26, 2020
Amit Dror

/s/ Yaron Eitan	Director	August 26, 2020
Yaron Eitan

/s/ Roni Kleinfeld	Director	August 26, 2020
Roni Kleinfeld

/s/ Christopher Moran	Director	August 26, 2020
Christopher Moran

/s/ Nira Poran	Director	August 26, 2020
Nira Poran

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Nano Dimension USA Inc., the duly authorized representative in the United States of Nano Dimension Ltd., has signed this Registration Statement on Form S-8 on August 26, 2020.

Nano Dimension USA Inc.

/s/ Yoav Stern
Yoav Stern, Director

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